Exhibit 10.13

LOAN AGREEMENT

This loan agreement (the “Agreement”) is entered into on this 28th day of September 2012 by and between:-

(1)	SEADRILL LIMITED of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HMGX, Bermuda (the “Lender”)

and

(2)	SEABRAS RIG HOLDCO KFT., a company organised and existing under the laws of Hungary (the “Borrower”)

(hereinafter collectively referred to as the “Parties” and, individually, as a “Party”).

WHEREAS:-

(A)	The Lender is, as of the date hereof, the owner of all of the shares in the Borrower.

(B)	The Borrower is the owner of a drillship named “West Capricorn” (the “Drilling Unit”).

(C)	The Drilling Unit is financed under two loan facilities, originally in the amount of USD 275,000,000 each, provided to the Lender by syndicates for which DNB Bank ASA acts as agent (the “Agent”). The facilities are provided on the terms set out in:

(i)	a senior secured term loan and revolving credit facility agreement dated 14 December 2011; and

(ii)	a senior secured term loan facility agreement dated 14 December 2011;

such agreements being supplemented and amended by:

•	a common terms agreement dated 14 December 2011 (the “Common Terms Agreement”); and

•	an amendment agreement no. 1 thereto dated 13 March 2012 (the “Amendment No. 1”).

The term “Loan Facility Agreement” refers to the agreement referred to in (i) above as supplemented by the Common Terms Agreement amended by Amendment No. 1.

The term “GIEK Loan Facility Agreement” refers to the agreement referred to in (ii) above as supplemented by the Common Terms Agreement amended by Amendment No. 1.

The Loan Facility Agreement and the GIEK Loan Facility Agreement are collectively referred to as the “Loan Agreements”.

(D)

The Borrower has, as per the terms of the Loan Agreements, guaranteed the obligations of the Lender under the Finance Documents (as defined in the Common Terms Agreement (as amended from time to time) hereinafter referred to as the “Finance Documents”) (the “Guarantee”) and provided security for the Lender’s obligations thereunder by way of (i) a first priority mortgage over the Drilling Unit (the “Mortgage”), a first priority assignment of the benefit of the insurances taken out in respect of the Drilling Unit (the “Assignment of Insurances”), a first priority assignment of its earnings (the “Assignment of Earnings”) and a first priority assignment of certain bank account(s) with the Agent (the “Assignment of Bank Account”) (collectively, the “Security Documents”).

(E)	The Lender is in the process of changing the ownership of the Borrower by contributing all of the shares in the Borrower to Seadrill Capricorn Holdings LLC (the “Restructuring”).

(F)	The Lender has, as per the terms of the Loan Agreements, requested the consent of the Banks to Restructuring and, in so doing, also requested that the terms of the Loan Agreements are amended and supplemented to reflect the revised ownership structure of the Borrower, such amendments being set out in a first amendment and restatement agreement to the Loan Agreements (the “Restatement Agreement”).

(G)	The Borrower has acquired the Drilling Unit from Seadrill Capricorn Ltd (“Seadrill Capricorn”) in consideration for which Seadrill Capricorn was granted a receivable in the amount of USD 688,000,000 against the Borrower (the “Receivable”).

(H)	By a receivable transfer agreement dated on or about the date hereof, the Receivable was transferred from Seadrill Capricorn to the Lender.

(I)	As of the date of this Agreement, the aggregate principal amount outstanding under the Loan Agreements is USD 522,500,000 (the “Outstanding Amount”).

(J)	By Seadrill Limited’s resolution passed on 14 September, 2012 in its capacity as the sole shareholder of the Borrower, the amount by which the Receivable exceeds Outstanding Amount was converted to equity in (contributed to the capital reserve of) the Borrower.

NOW THEREFORE, it is hereby agreed as follows:-

1.	THE LOAN

1.1	The Lender hereby confirms that such part of the Receivable which has not been converted to equity shall be outstanding as a long term shareholder loan to the Borrower on the terms set forth herein (the outstanding principal amount of which at any time shall be referred to as the “Loan” in the following).

The initial principal amount of the Loan has been intentionally set to match the Outstanding Amount so as to ensure that this can be serviced and repaid by the Borrower (on behalf of the Lender) servicing and repaying the Loan.

The Parties acknowledge, however, that the obligation to repay the Outstanding Amount is an obligation of the Lender and that the Lender may decide to meet this by utilising other resources. The Borrower’s obligations hereunder shall, in such event, remain.

1.2	The Parties agree that the Loan shall be considered as disbursed on 1 September 2012 (the “Loan Disbursement Date”).

2.	THE CONSIDERATION

2.1	The Borrower agrees, as consideration for the Loan, to:

(i)	continue to provide the Guarantee (as amended by the Restatement Agreement) on the terms set forth in Clause 3 below;

(ii)	continue to provide the security set forth in the Security Documents for the Lender’s obligations under the Loan Agreements (as amended by the Restatement Agreement) on the terms set forth in Clause 4 below; and

(iii)	compensate the Lender as per the principles set forth in Clause 5 below.

2.2	Further, the Borrower agrees to become party to such further amendments to the Loan Agreements and the Security Documents as shall be required by the Lender to document the terms which shall apply to the amount outstanding thereunder following the completion of the Restructuring.

3.	THE GUARANTEE

3.1	The Borrower undertakes to continue to provide the Guarantee (as amended by the Restatement Agreement) on the terms currently in effect notwithstanding the completion of the Restructuring.

3.2	The Lender undertakes to procure the release of the Borrower from its obligations under the Guarantee (as amended by the Restatement Agreement) as and when all amounts outstanding under the Finance Documents have been repaid or, subject to the consent of the Banks, upon the repayment of the Loan in full in accordance with the terms thereof.

4.	THE SECURITY

4.1	The Borrower undertakes to continue to provide the security set forth in the Security Documents on the terms currently in effect notwithstanding the completion of the Restructuring.

4.2	The Lender procures that all of the security provided by the Borrower under the Security Documents or any new security documents to be provided by the Borrower shall be released (and the recordation of the security interest in favour of the Banks terminated) upon the repayment by the Lender of all amounts outstanding under the Finance Documents or, subject to the consent of the Banks, upon the repayment of the Loan in full in accordance with the terms thereof.

5.	COMPENSATION

5.1	The Borrower shall, with effect from the Loan Disbursement Date, pay interest on the Loan at a rate of LIBOR (for three month interest periods) plus a margin of 6% p.a.

Interest accrued shall be payable quarterly in arrears on demand from the Lender. If no demand is received, accrued interest shall be added to the Loan at the relevant interest payment date.

5.2	With effect from the Effective Date, the obligation set forth in Clause 5.1 shall be substituted by an obligation to pay, on the due dates for payment therefore set forth in the Loan Agreements (as amended by the Restatement Agreement), accrued interest, fees, costs and expenses payable by the Lender pursuant to the Loan Agreements (as amended by the Restatement Agreement) from time to time.

All such payments shall be made directly to the Agent (for the account of the Borrower) at such dates and in such form as complies with the terms of the Loan Agreements (as amended by the Restatement Agreement).

The Lender shall keep the Borrower fully informed of the relevant payment dates and amounts as per the above.

The Borrower shall confirm to the Lender that each payment as aforesaid is made by providing the Lender with a copy of the relevant transfer documentation reflecting the amount paid and the date of payment.

6.	REPAYMENT

6.1	Effective from the Loan Disbursement Date, the Borrower shall repay the Loan plus any accrued interest thereon on demand from the Lender.

Such demand shall be made in writing with no less than 90 days’ notice.

6.2	Effective from the Effective Date, the Borrower’s obligation as per Clause 6.1 shall be suspended and replaced by an obligation to pay the instalments due from the Lender to the Banks under the Loan Agreements (as amended by the Restatement Agreement).

Such instalments shall be made directly to the Agent (for the account of the Borrower) at such dates and in such form as complies with the provisions of the Loan Agreements (as amended by the Restatement Agreement).

The Lender shall keep the Borrower advised of each payment date for instalments under the Loan Agreements (as amended by the Restatement Agreement) and the amount due as per the above. The Borrower shall advise the Lender of all payments made as per the above.

6.3	The Borrower shall, in the event:

(i)	an event of default (howsoever described) occurs under the Loan Agreements (as amended by the Restatement Agreement) and the Agent, on this basis, accelerates the Lender’s payment obligations thereunder; or

(ii)	a mandatory prepayment obligation (as prepayment in part or in full) occurs under the Loan Agreements (as amended by the Restatement Agreement);

repay the Loan in full by making payment directly to the Agent (for the account of the Lender) in accordance with the provisions set forth in Clause 6.2.

6.4	The Borrower shall, upon 10 days’ written notice, be entitled to prepay the Loan in full, provided that a corresponding amount is due and payable as a voluntary prepayment by the Obligors under the Loan Agreements.

Such prepayment shall be made directly to the Agent (for the account of the Lender) in accordance with the provisions set forth in Clause 6.2 above.

6.5	Any release of the Borrower from its obligations under the Guarantee and/or the Security Documents following prepayment as per Clause 6.3 or Clause 6.4 shall be subject to the prior written consent of the Banks to the same being done with such effect.

6.6	Any payments made by the Borrower hereunder to the Lender purporting to reduce the principal amount of the Loan shall, until the Borrower has been released from the Guarantee, not take effect (but be considered a short term, subordinated loan to the Lender) if made in any other manner than described in Clauses 6.2 to 6.4 above.

7.	PAYMENTS

7.1	The Borrower shall make all payments due hereunder to the Lender or, as the case may be, the Banks, free from all deductions, set-off, counterclaim or other deduction whatsoever save as may be required by applicable law.

7.2

If the Borrower is required by law to make such a payment subject to the deduction or withholding of taxes, the sum payable by the Borrower (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the Banks and/or the Lender

(as the case may be) receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

7.3	The Parties acknowledge that the Lender may decide to meet its obligations under the Loan Agreements (as amended by the Restatement Agreement) by utilising other funds and revenue than such as will be due from the Borrower to the Lender hereunder. The Borrower shall, in such event, be immediately notified thereof, such notice specifying how the Loan (or any part thereof) shall be serviced and repaid in the alternative.

The Borrower acknowledges that such a decision by the Lender will not influence on the Borrower’s obligations under the Guarantee or the Security Documents.

8.	SECURITY

8.1	The obligations of the Borrower hereunder will not be secured by any mortgage, pledge or other security.

9.	STATUS OF THE LOAN

9.1	The Loan shall rank pari passu with all other ordinary debt of the Borrower, but shall be subordinated in all respects to, and rank after, the Borrower’s obligations under the Guarantee.

10.	DEFAULT

10.1	Each of the events or circumstances set out below constitutes an event of default (“Event of Default”):

(i)	the Borrower fails to pay any sum payable under this Agreement when due unless its failure to pay is caused by administrative or technical error and payment is made within three business days of the due date;

(ii)	the Borrower fails to comply with any of its obligations under this Agreement or any of the Loan Agreements (as amended by the Restatement Agreement);

(iii)	the Borrower becomes insolvent, is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or

(iv)	any corporate action, legal proceedings or other procedure or step is taken in relation to bankruptcy or insolvency proceedings in respect of the Borrower, the winding up or dissolution of the Borrower (save for the purposes of a solvent reorganisation), the enforcement of security over any of the Borrower’s assets or any enforcement of any debts of the Borrower.

10.2	On and at any time after the occurrence of an Event of Default the Lender may, by notice to the Borrower:

(i)	declare that the Loan, together with accrued interest, and all other amounts accrued or outstanding under this Agreement to be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(ii)	exercise any or all of its rights, remedies and powers under this Agreement or otherwise.

11.	MISCELLANEOUS

11.1	The Borrower acknowledges that its obligations to the Banks and the Agent under the Guarantee and the Security Documents will remain irrespective of the terms set forth herein and/or the Borrower’s compliance with the same.

11.2	The express provisions in this Agreement shall be without prejudice to any other rights and remedies available to the Lender by law.

11.3	No failure or delay by the Lender in exercising any right under the terms of this Agreement shall act as a waiver hereof.

12.	GOVERNING LAW

12.1	This Agreement shall be governed by and construed in accordance with Norwegian law.

12.2	The Parties submit to the non-exclusive jurisdiction of the courts of Oslo, Norway in respect of any dispute arising out of this Agreement.

For and on behalf of SEADRILL LIMITED		For and on behalf of SEABRAS RIG HOLDCO KFT.

Signature:	/s/ Erica Granberg	Signature:	/s/ Erica Granberg

Name:	Erica Granberg	Name:	Erica Granberg
Title:	Attorney-in-fact	Title:	Attorney-in-fact